Exhibit 99(c)(25)

DRAFT as of 4/23/08

Sears Group Inc.

Board of Directors
Project Ocean Case A Projections

Swainbrook Capital LLC

April xx, 2008

Case A: Sears Projections

Major assumptions

•	All Case As

	•	Current relationship with Bermuda continues through 2012
	•	Financial leverage declines from 26+% to mid-teens over the period
	•	$33.0 million of Trust preferred raised in 2008 at LIBOR + 4.00%

•	Premium growth rate

	•	Old Case A-2 and Revised Case A-2:	20% per year
	•	Case A-2.1 (slower growth):	10% per year*

•	Quota share cession

	•	Old Case A-2 and Revised Case A-2:	40% per year
	•	Case A-2.1	25% after 2008**

*         Assumes organic growth in Northeast region and some expansion in new regions, but no acquisitions

**       Reduction in premiums ceded reduces ceding commissions causing higher net expense ratio

Case A: Sears Projections

Major assumptions

•	Loss and LAE ratio

	•	Revised Case A-2 lower than Old Case A-2 by 1.5% in years 2009-2012
	•	Revised Case A-2 and Case A-2.1 (slower growth) are the same

•	Expense ratio

	•	Revised Case A-2 higher than Old Case A-2 by 0.2% to 0.6% over period
	•	Case A-2.1 (slower growth) higher by 2.8% - 6.4% due to lower cessions

Note regarding Case A-2.1 (slower growth):

Management confirms that cutting QS from 40% to 25% optimizes Sears’ EPS

Old Case A-2 vs Revised Case A-2 vs Case A-2.1

($ - millions)	2007	2008	2009	2010	2011	2012
Net earned premiums
Old Case A-2		$312.5	$380.1	$456.2	$547.4	$656.9
Case A-2 Revised		$302.5	$358.8	$431.0	$517.6	$621.5
Case A-2.1 Slow Growth		$302.5	$387.7	$472.0	$519.4	$571.5
Case A-2 Revised - Case A-2.1*		—	$(28.9)	$(41.0)	$(1.8)	$50.0
Net income available to common
Old Case A-2		$68.5	$81.4	$98.1	$117.6	$141.6
Case A-2 Revised		$68.5	$81.6	$96.9	$116.4	$140.5
Case A-2.1 Slow Growth		$68.5	$78.9	$89.0	$98.2	$106.9
Case A-2 Revised - Case A-2.1**		—	$2.7	$7.9	$18.2	$33.6
Diluted EPS
Old Case A-2		$2.95	$3.50	$4.22	$5.06	$6.10
Case A-2 Revised		$2.95	$3.51	$4.17	$5.01	$6.05
Case A-2.1 Slow Growth		$2.95	$3.40	$3.83	$4.22	$4.60
Case A-2 Revised - Old Case A-2		—	$0.01	$(0.05)	$(0.05)	$(0.05)
Case A-2 Revised - Case A-2.1**		—	$0.11	$0.34	$0.79	$1.45
GAAP combined ratio
Old Case A-2		78.6%	79.2%	79.6%	79.9%	80.0%
Case A-2 Revised		78.4%	77.9%	78.7%	79.0%	79.0%
Case A-2.1 Slow Growth		78.4%	80.7%	83.4%	84.3%	85.4%
Case A-2 Revised - Case A-2.1**		—	(2.8)%	(4.7)%	(5.3)%	(6.4)%

*                            In 2009-2012, QS reduced from 40% in Case A-2 Revised to 25% in Case A-2.1

**                     Difference due to higher expense ratio caused largely by lower ceding commissions in Case A-2.1

Old Case A-2 vs Revised Case A-2 vs Case A-2.1

	2008	2009	2010	2011	2012
Net Loss Ratio
Old Case A-2	57.0%	59.0%	60.0%	61.0%	62.0%
Case A-2 Revised	57.0%	57.5%	58.5%	59.5%	60.5%
Case A-2.1 Slow Growth	57.0%	57.5%	58.5%	59.5%	60.5%

Gross Expense Ratio (without mgmt fees)
Old Case A-2	28.9%	28.2%	27.9%	27.6%	27.2%
Case A-2 Revised	29.1%	28.4%	28.3%	28.0%	27.5%
Case A-2.1 Slow Growth	29.1%	28.9%	29.2%	29.2%	29.2%

Adjustments to Gross Expense Ratio (1)
Old Case A-2	(7.3)%	(7.9)%	(8.3)%	(8.7)%	(9.2)%
Case A-2 Revised	(7.7)%	(8.0)%	(8.1)%	(8.5)%	(9.0)%
Case A-2.1 Slow Growth	(7.7)%	(5.7)%	(4.3)%	(4.3)%	(4.4)%

GAAP combined ratio, net
Old Case A-2	78.6%	79.2%	79.6%	79.9%	80.0%
Case A-2 Revised	78.4%	77.9%	78.7%	79.0%	79.0%
Case A-2.1 Slow Growth	78.4%	80.7%	83.4%	84.3%	85.4%

(1)                     Treats reinsurance commission earnings and net fee income as a reduction in expense.

Old Case A-2 vs Revised Case A-2 vs Case A - 2.1

($ - millions)	2008		2009	2010	2011	2012
Standard BCAR
Old Case A-2	189.2%		187.1%	183.5%	179.6%	176.8%
Case A-2 Revised	194.5%		190.4%	185.6%	181.7%	179.1%
Case A-2.1 Slow Growth	194.5%		191.5%	188.8%	188.4%	190.0%
Best Target	160.0%
Management target	175	% +

Financial Leverage *
Old Case A-2	26.2%		22.7%	19.5%	16.7%	14.2%
Case A-2 Revised	26.5%		23.0%	19.9%	17.0%	14.5%
Case A-2.1 Slow Growth	26.5%		23.1%	20.2%	17.7%	15.6%
Management target	< 30%

Debt Capacity - 30% Leverage **
Old Case A-2	$68.8		$112.0	$164.2	$226.9	$302.5
Case A-2 Revised	$25.3		$58.3	$97.9	$145.8	$204.1
Case A-2.1 Slow Growth	$25.3		$57.2	$93.4	$133.4	$177.3

*                            Total debt (treating Trust Preferred as debt) ÷ total capitalization

**                     Additional debt/trust preferred the Company can issue at financial leverage of 30%

Management’s Case A - 2

Revised as of 3/28/08

APPENDIX

Sears’ 2008-2012 Projections

•	Revised Case A-2	8 - 15
•	Old Case A-2 minus Revised Case A-2	16 - 21
•	Old Case A-2	22 - 28
•	Case A-2.1 (slower growth case)	29 - 36
•	Revised Case A-2 minus Case A-2.1	37 - 40

Management Revision 3/28/08

Sears’ 2008-2012 Revised Case A-2Projections

•      Sears/Bermuda relationship continues

•      Note: Assumptions in red indicate a change from the Old Case A-2

Revised Case A-2

Assumptions

•	Capital raised

	•	$33 million trust preferred raised in 2008
	•	8.23% assumed dividend rate

Premium growth rate	2008	2009	2010	2011	2012
Total Brokerage		20%	20%	20%	20%

QS ceding percentage to Bermuda Re
Brokerage	40%	40%	40%	40%	40%
Traditional programs	50%	50%	50%	50%	50%
Specialty programs	85%	85%	85%	85%	85%

Bermuda reimburement of CAT costs*	30%	30%	30%	30%	30%

*                 Bermuda retains 30% of the retained CAT layer

Source: Sears management projections Case A-2

Revised Case A-2

Assumptions

Ceding commission ratios	2008	2009	2010	2011	2012
Brokerage - QS	36.0%	36.0%	36.0%	36.0%	36.0%
Traditional - QS to Bermuda Re	30.0%	30.0%	30.0%	30.0%	30.0%
Speciatly Program - QS to Bermuda Re	30.0%	30.0%	30.0%	30.0%	30.0%
Facultative	29.0%	29.0%	29.0%	29.0%	29.0%
Umbrella	30.0%	30.0%	30.0%	30.0%	30.0%
Boiler/machinery	30.0%	30.0%	30.0%	30.0%	30.0%

Excess cost as a percent of DWP
Facultative ceding %	0.3%	0.3%	0.3%	0.3%	0.3%
Umbrella ceding %	1.4%	1.4%	1.4%	1.4%	1.4%
Boiler/machinery ceding %	0.5%	0.5%	0.5%	0.5%	0.5%
Identity recovery ceding %	—	—	—	—	—
Retro ceding %	1.6%	1.6%	1.6%	1.6%	1.6%
Policy billing fees	0.4%	0.4%	0.4%	0.4%	0.4%
CAT premium % of brokerage DWP	3.4%	3.4%	3.4%	3.4%	3.4%
Traditional programs - excess costs	5.1%	5.1%	5.1%	5.1%	5.1%
Speciatly programs - excess costs	6.1%	6.1%	6.1%	6.1%	6.1%

Source: Sears management projections Case A-2

Revised Case A-2

Assumptions

CAT costs ($- millions)	2008	2009	2010	2011	2012
Total CAT costs - based upon comments etc*	$24.1	$28.1	$33.8	$40.5	$48.6

Underwriting expense
Direct commission costs	16.0%	14.8%	16.2%	16.0%	16.3%
Incentive commission - current year	$2.0	$2.0	$2.2	$1.3	$5.8
Traditional programs commission	27.0%	27.0%	27.0%	27.0%	27.0%
Speciality programs commission	27.0%	27.0%	27.0%	27.0%	27.0%
Assumed Specialty commission	30.0%	30.0%	30.0%	30.0%	30.0%
BBT	3.0%	3.0%	3.0%	3.0%	3.0%
Renewal rights costs - ins ops	$0.3	$0.3	$0.3	$0.3	$0.3
Total operating expenses	$57.9	$64.3	$75.4	$82.3	$94.3
Total OUE	$66.6	$73.8	$85.9	$93.8	$107.0
Preserver OUE	$8.7	$9.6	$10.5	$11.6	$12.7
Sears parent- corporate expense	$1.3	$1.6	$2.0	$2.2	$2.4
OUE (oper less corp exp)	$56.6	$62.7	$73.4	$80.1	$91.9

*  Bermuda US pays 30% of this amount.

Source: Sears management projections Case A-2

Revised Case A-2

Assumptions

TRM assumptions ($-millions)	2008	2009	2010	2011	2012
Reinsurance commission rate - regular	36.0%	36.0%	36.0%	36.0%	36.0%
Reinsur commission rate - State Nat’l	35.0%	36.0%	36.0%	36.0%	36.0%
Issuing carrier fees	6.0%	5.0%	5.0%	5.0%	5.0%
Producer’s commiss - Berm US book	15.6%	15.6%	15.6%	15.6%	15.6%
Producer’s commissions - State Nat’l	16.5%	16.5%	16.5%	16.5%	16.5%
BBT	3.0%	2.8%	2.8%	2.8%	2.8%
OUE % prems placed	5.0%	4.5%	4.5%	4.5%	4.5%
Excess costs on business	1.6%	1.6%	1.6%	1.6%	1.6%
Excess costs on business - State Nat’l	1.6%	1.6%	1.6%	1.6%	1.6%
Aggregate XOL rate	4.3%	4.3%	4.3%	4.3%	4.3%
Claims handling income	$0.5
Intermediary fee income	$0.9	$1.1	$1.4	$1.6	$2.0
Investment income	$0.3	$0.8	$0.8	$1.0	$1.3
Tax rate	35.0%	35.0%	35.0%	35.0%	35.0%

Other
Bermuda equity pickup	$4.8	$5.9	$7.5	$9.2	$11.4
Sears’ trust preferred costs	$9.7	$9.7	$9.7	$9.7	$9.7
Sears’ tax rate	35.0%	35.0%	35.0%	35.0%	35.0%

Trust preferred capital raise	$33.0	—	—	—	—
Sears’ shares outstanding (millions)	23.2	23.2	23.2	23.2	23.2

Source: Sears management projections Case A-2

Revised Case A-2

Premium Data ($-millions)

	2008	2009	2010	2011	2012
Brokerage - Sears Only	$472.8	$567.4	$680.9	$817.1	$980.5
Traditional Programs	$30.0	$36.0	$43.2	$51.8	$62.2
Specialty Programs	$180.0	$216.0	$259.2	$311.0	$373.2
	$682.8	$819.4	$983.3	$1,180.0	$1,415.9
Preserver	$91.7	$110.0	$132.1	$158.5	$190.2
State National IC - fronting brokerage	$10.5	$12.6	$15.1	$18.1	$21.8
State National IC - fronting programs	—	—	—	—	—
Bermuda US thru TRM	$125.0	$150.0	$180.0	$216.0	$259.2
Total Premiums: Sears/Preserver & Bermuda US	$910.1	$1,092.1	$1,310.5	$1,572.6	$1,887.1

Total Brokerage	$700.1	$840.1	$1,008.1	$1,209.7	$1,451.6
Growth rate		20.0%	20.0%	20.0%	20.0%

Source: Sears management projections Case A-2

Revised Case A-2

Income Statement Data ($-millions)

	2008	2009	2010	2011	2012
Common equity raised	—	—	—	—	—
Assumed stock net issue price	—	—	—	—	—
Common shares	—	—	—	—	—
Trust preferred @ LIBOR + 4.0%	$33.0	—	—	—	—
Bermuda preferred	—	—	—	—	—

($-millions)	2008	2009	2010	2011	2012
Gross premiums	$672.6	$806.5	$967.2	$1,160.0	$1,391.4
Net written premiums	$329.4	$393.8	$473.0	$568.0	$682.0
Net earned premiums	$302.5	$358.8	$431.0	$517.6	$621.5
Sears’ underwriting income	$50.6	$58.7	$67.0	$78.9	$94.8
TRM underwriting income	$14.7	$20.7	$24.9	$29.8	$35.8
Underwriting income	$65.3	$79.4	$91.8	$108.8	$130.6
Investment income	$42.9	$52.5	$62.4	$73.6	$86.7
Funds Held Expense	$(2.0)	$(1.9)	$(1.9)	$(1.8)	$(1.7)
Equity in Bermuda	$4.8	$5.9	$7.5	$9.2	$11.4
Trust preferred expense	$(9.1)	$(11.6)	$(11.5)	$(11.5)	$(11.4)
Corporate income, net	$0.8	$0.3	$(0.1)	$(0.4)	$(0.7)
Pre-tax income	$102.6	$124.7	$148.2	$178.0	$214.9
Average tax rate	33.2%	34.6%	34.6%	34.6%	34.6%
Net income	$68.5	$81.6	$96.9	$116.4	$140.5
Average share	23.2	23.2	23.2	23.2	23.2
Diluted EPS	$2.95	$3.51	$4.17	$5.01	$6.05
ROAE	20.2%	19.9%	19.6%	19.5%	19.5%
Loss & LAE	57.0%	57.5%	58.5%	59.5%	60.5%
Expense ratio	21.4%	20.4%	20.2%	19.5%	18.5%
Combined ratio	78.4%	77.9%	78.7%	79.0%	79.0%

Source: Sears management projections Case A-2

Revised Case A-2

Leverage and Debt Capacity Data ($-millions)

New issue assumptions	2007	2008	2009	2010	2011	2012
Common stock		—	—	—	—	—
New issue Trust preferred		$33.0	—	—	—	—
3 - mo. LIBOR + 4.0%		8.2%	—	—	—	—
Preferred expense		$2.7	—	—	—	—
Debt/Capital Leverage*
Debt & Trust Preferred	$101.0	$134.0	$134.0	$134.0	$134.0	$134.0
Pro forma ending equity	$309.4	$371.9	$448.8	$541.2	$653.0	$788.9
Total Capitalization	$410.4	$505.9	$582.9	$675.2	$787.0	$922.9
Total debt/total capitalization	24.6%	26.5%	23.0%	19.9%	17.0%	14.5%
Debt capacity
At 25% Debt/Cap.	$2.1	$-10.1	$15.6	$46.4	$83.6	$128.9
At 30% Debt/Cap.	$31.6	$25.3	$58.3	$97.9	$145.8	$204.1
Operating leverage ratios
GPW/Surplus		1.95	2.03	2.11	2.17	2.23
NPW/Surplus		0.96	0.99	1.03	1.06	1.09

	BCAR Ratio
Standard BCAR	194.5%	190.4%	185.6%	181.7%	179.1%
Wind BCAR			To Come
Wind/Terror BCAR

Benchmark for an “A-” rating is 160% standard and 130% stress BCAR.

*  Assumes Sears’ common divided at $0.05 per share over the period

Revised Case A-2 minus Old Case A-2

Sears’ 2008-2012

Projections

Revised Case A-2 vs Old Case A-2

Comparison of Revised Case A-2 to Old Case A-2

16-21

Revised Case A-2 Versus Old Case A-2

	2008	2009	2010	2011	2012
	($-millions)
Old Case A-2
Brokerage - Sears Only	$502.9	$603.5	$724.2	$869.0	$1,042.8
Traditional Programs	$30.0	$36.0	$43.2	$51.8	$62.2
Specialty Programs	$180.0	$216.0	$259.2	$311.0	$373.2
	$712.9	$855.5	$1,026.6	$1,231.9	$1,478.3
Preserver	$92.1	$110.5	$132.6	$159.1	$191.0
State National IC - fronting brokerage	$10.0	$12.0	$14.4	$17.3	$20.7
State National IC - fronting programs	—	—	—	—	—
Bermuda US thru TRM	$125.0	$150.0	$180.0	$216.0	$259.2
Total Premiums: Sears/Preserver & Bermuda US	$940.0	$1,128.0	$1,353.6	$1,624.3	$1,949.2
Total Brokerage	$730.0	$876.0	$1,051.2	$1,261.4	$1,513.7
Difference Between Old and Revised Case A-2
Brokerage - Sears Only	$(30.1)	$(36.1)	$(43.3)	$(51.9)	$(62.3)
Traditional Programs	—	—	—	—	—
Specialty Programs	—	—	—	—	—
	$(30.1)	$(36.1)	$(43.3)	$(51.9)	$(62.3)
Preserver	$(0.4)	$(18.8)	$(40.9)	$(67.4)	$(99.3)
State National IC - fronting brokerage	$0.5	$(1.5)	$(3.9)	$(6.8)	$(10.2)
State National IC - fronting programs	—	—	—	—	—
Bermuda US thru TRM	—	$(25.0)	$(55.0)	$(91.0)	$(134.2)
Total Premiums: Sears/Preserver & Bermuda US	$(29.9)	$(81.4)	$(143.1)	$(217.2)	$(306.0)
Total Brokerage	$(29.9)	$(35.9)	$(43.1)	$(51.8)	$(62.1)

Revised Case A-2 Versus Old Case A-2

	CAGR	2008	2009	2010	2011	2012
	($-millions)
Gross premiums
Old Case A-2	20%	$705.0	$845.0	$1,013.0	$1,214.6	$1,456.5
Revised Case A-2	20%	$672.6	$806.5	$967.2	$1,160.0	$1,391.4
		$(32.4)	$(38.5)	$(45.8)	$(54.6)	$(65.1)
Net written premiums
Old Case A-2	20%	$345.9	$416.1	$499.3	$599.1	$719.0
Revised Case A-2	20%	$329.4	$393.8	$473.0	$568.0	$682.0
		$(16.5)	$(22.3)	$(26.3)	$(31.2)	$(37.0)
Net earned premiums
Old Case A-2	20%	$312.5	$380.1	$456.2	$547.4	$656.9
Revised Case A-2	20%	$302.5	$358.8	$431.0	$517.6	$621.5
		$(10.0)	$(21.3)	$(25.2)	$(29.8)	$(35.4)
Underwriting income
Old Case A-2	19%	$66.8	$79.7	$93.9	$111.1	$132.6
Revised Case A-2	19%	$65.3	$79.4	$91.8	$108.8	$130.6
		$(1.5)	$(0.3)	$(2.1)	$(2.3)	$(2.0)
Combined ratio
Old Case A-2		78.6%	79.2%	79.6%	79.9%	80.0%
Revised Case A-2		78.4%	77.9%	78.7%	79.0%	79.0%
		-0.2%	-1.3%	-0.9%	-0.9%	-1.0%

Revised Case A-2 Versus Old Case A-2

	2008	2009	2010	2011	2012
	($–millions)
Investment income
Old Case A-2	$44.3	$53.0	$62.9	$74.3	$87.7
Revised Case A-2	$42.9	$52.5	$62.4	$73.6	$86.7
	$(1.4)	$(0.5)	$(0.5)	$(0.7)	$(1.1)

Equity in Bermuda
Old Case A-2	$4.8	$5.9	$7.5	$9.2	$11.4
Revised Case A-2	$4.8	$5.9	$7.5	$9.2	$11.4
	—	—	—	—	—

Trust preferred expense
Old Case A-2	$11.9	$11.8	$11.7	$11.6	$11.4
Revised Case A-2	$9.1	$11.6	$11.5	$11.5	$11.4
	$(2.8)	$(0.2)	$(0.2)	$(0.2)	—

Pre-tax income
Old Case A-2	$102.6	$124.4	$149.9	$179.7	$216.5
Revised Case A-2	$102.6	$124.7	$148.2	$178.0	$214.9
	—	$0.2	$(1.7)	$(1.8)	$(1.7)

Average tax rate
Old Case A-2	33.2%	34.6%	34.6%	34.6%	34.6%
Revised Case A-2	33.2%	34.6%	34.6%	34.6%	34.6%
	—	—	—	—	—

Net income
Old Case A-2	$68.5	$81.4	$98.1	$117.6	$141.6
Revised Case A-2	$68.5	$81.6	$96.9	$116.4	$140.5
	—	$0.1	$(1.1)	$(1.2)	$(1.1)

Revised Case A-2 Versus Old Case A-2

	2008	2009	2010	2011	2012
Diluted EPS
Old Case A-2	$2.95	$3.50	$4.22	$5.06	$6.10
Revised Case A-2	$2.95	$3.51	$4.17	$5.01	$6.05
	$0.00	$0.01	$(0.05)	$(0.05)	$(0.05)
ROAE
Old Case A-2	20.2%	19.8%	19.8%	19.6%	19.6%
Revised Case A-2	20.2%	19.9%	19.6%	19.5%	19.5%

Loss & LAE
Old Case A-2	57.0%	59.0%	60.0%	61.0%	62.0%
Revised Case A-2	57.0%	57.5%	58.5%	59.5%	60.5%
	0.0%	-1.5%	-1.5%	-1.5%	-1.5%
Expense ratio
Old Case A-2	21.6%	20.2%	19.6%	18.9%	18.0%
Revised Case A-2	21.4%	20.4%	20.2%	19.5%	18.5%
	-0.2%	0.2%	0.6%	0.6%	0.5%
Combined ratio
Old Case A-2	78.6%	79.2%	79.6%	79.9%	80.0%
Revised Case A-2	78.4%	77.9%	78.7%	79.0%	79.0%
	-0.2%	-1.3%	-0.9%	-0.9%	-1.0%

Revised Case A-2 Versus Old Case A-2

	2008	2009	2010	2011	2012
GPW/Surplus
Old Case A-2	2.01	2.41	2.50	2.60	2.67
Revised Case A-2	1.95	2.03	2.11	2.17	2.23

NPW/Surplus
Old Case A-2	0.99	1.19	1.24	1.29	1.32
Revised Case A-2	0.96	0.99	1.03	1.06	1.09

Standard BCAR
Old Case A-2	189.2%	187.1%	183.5%	179.6%	176.8%
Revised Case A-2	194.5%	190.4%	185.6%	181.7%	179.1%

Financial Leverage
Old Case A-2	26.4%	22.9%	19.8%	17.0%	14.5%
Revised Case A-2	26.5%	23.0%	19.9%	17.0%	14.5%

Sears’ 2008-2012
Projections

Old Case A-2

•          Sears/Bermuda relationship continues

Old Case A-2

Assumptions

•      Capital raised

•     $33 million trust preferred raised in 2008

•     9.0% assumed dividend yield

	2008	2009	2010	2011	2012
Premium growth rate		20%	20%	20%	20%
Brokerage - Sears Only		20%	20%	20%	20%
Traditional Programs		20%	20%	20%	20%
Specialty Programs		20%	20%	20%	20%
TRM		20%	20%	20%	20%
Total Brokerage

Pooling - Sears retention share
Brokerage of Sears’ production	100%	100%	100%	100%	100%
Traditional programs of total	50%	50%	50%	50%	50%
Specialty programs of total	50%	50%	50%	50%	50%

QS ceding percentage to Bermuda Re
Brokerage	40%	40%	40%	40%	40%
Traditional programs	50%	50%	50%	50%	50%
Specialty programs	85%	85%	85%	85%	85%

Bermuda reimburement of CAT costs	30%	30%	30%	30%	30%

Source: Sears management projections Case A-2

Old Case A-2

Assumptions

	2008	2009	2010	2011	2012
Ceding commission ratios
Brokerage - QS	36.0%	36.0%	36.0%	36.0%	36.0%
Traditional - QS to Bermuda Re	30.0%	30.0%	30.0%	30.0%	30.0%
Speciatly Program - QS to Bermuda Re	30.0%	30.0%	30.0%	30.0%	30.0%
Facultative	29.0%	29.0%	29.0%	29.0%	29.0%
Umbrella	30.0%	30.0%	30.0%	30.0%	30.0%
Boiler/machinery	30.0%	30.0%	30.0%	30.0%	30.0%

Excess cost as a percent of DWP
Facultative ceding %	0.3%	0.3%	0.3%	0.3%	0.3%
Umbrella ceding %	1.4%	1.4%	1.4%	1.4%	1.4%
Boiler/machinery ceding %	0.5%	0.5%	0.5%	0.5%	0.5%
Identity recovery ceding %	—	—	—	—	—
Retro ceding %	1.6%	1.6%	1.6%	1.6%	1.6%
Policy billing fees	0.4%	0.4%	0.4%	0.4%	0.4%
CAT premium % of brokerage DWP	3.4%	3.4%	3.4%	3.4%	3.4%
Traditional programs - excess costs	5.1%	5.1%	5.1%	5.1%	5.1%
Speciatly programs - excess costs	6.1%	6.1%	6.1%	6.1%	6.1%

Source: Sears management projections Case A-2

Old Case A-2

Assumptions

CAT costs ($- millions)	2008	2009	2010	2011	2012
Total CAT costs - based upon comments etc	$25.7	$29.4	$35.3	$42.3	$50.8

Underwriting expense
Direct commission costs	16.0%	14.8%	16.2%	16.0%	16.3%
Incentive commission - current year	$3.0	$2.0	$2.2	$1.3	$5.8
Traditional programs commission	27.0%	27.0%	27.0%	27.0%	27.0%
Speciality programs commission	27.0%	27.0%	27.0%	27.0%	27.0%
Assumed Specialty commission	30.0%	30.0%	30.0%	30.0%	30.0%
BBT	3.0%	3.0%	3.0%	3.0%	3.0%
Renewal rights costs - ins ops	$0.3	$0.3	$0.3	$0.3	$0.3
Total operating expenses	$58.5	$64.3	$75.4	$82.3	$94.3
Total OUE	$67.2	$73.8	$85.9	$93.8	$107.0
TRM	$6.8	$7.3	$8.7	$10.5	$12.6
Sears parent- corporate expense	$1.4	$1.6	$2.0	$2.2	$2.4
OUE (oper less corp exp)	$57.1	$62.7	$73.4	$80.1	$91.9

Source: Sears management projections Case A-2

Old Case A-2

Case E – Sears/Sequel/Bermuda Consol

Assumptions

TRM assumptions ($-millions)	2008	2009	2010	2011	2012
Reinsurance commission rate - regular	36.0%	36.0%	36.0%	36.0%	36.0%
Reinsur commission rate - State Nat’l	35.0%	36.0%	36.0%	36.0%	36.0%
Issuing carrier fees	6.0%	5.0%	5.0%	5.0%	5.0%
Producer’s commiss - Berm US book	15.6%	16.0%	16.0%	16.0%	16.0%
Producer’s commissions - State Nat’l	16.5%	17.0%	17.0%	17.0%	17.0%
BBT	3.0%	3.0%	3.0%	3.0%	3.0%
OUE % prems placed	5.0%	5.0%	5.0%	5.0%	5.0%
Excess costs on business	1.6%	2.0%	2.0%	2.0%	2.0%
Excess costs on business - State Nat’l	1.6%	2.0%	2.0%	2.0%	2.0%
Aggregate XOL rate	4.3%	4.0%	4.0%	4.0%	4.0%
Claims handling income	$0.5
Intermediary fee income	$1.0	$1.2	$1.5	$1.7	$2.1
Investment income	$0.2	$0.8	$0.8	$1.0	$1.3
Tax rate	35.0%	35.0%	35.0%	35.0%	35.0%

Other
Bermuda equity pickup	$4.8	$5.9	$7.5	$9.2	$11.4
Sears’ trust preferred costs	$9.7	$9.7	$9.7	$9.7	$9.7
Sears’ tax rate	35.0%	35.0%	35.0%	35.0%	35.0%
Trust preferred capital raise	$33.0	—	—	—	—
Sears’ shares outstanding (millions)	23.2	23.2	23.2	23.2	23.2

Source: Sears management projections Case A-2

Old Case A-2

Income Statement Data ($-millions)

Capital raised	2008	2009	2010	2011	2012
Common equity	—	—	—	—	—
Trust preferred @ LIBOR + 3.3%	$33.0	—	—	—	—

	2008	2009	2010	2011	2012
Gross premiums	$705.0	$845.0	$1,013.0	$1,214.6	$1,456.5
Net written premiums	$345.9	$416.1	$499.3	$599.1	$719.0
Net earned premiums	$312.5	$380.1	$456.2	$547.4	$656.9
Sears’ underwriting income	$50.3	$58.2	$68.3	$80.2	$95.5
TRM underwriting income	$16.5	$21.5	$25.6	$30.9	$37.1
Underwriting income	$66.8	$79.7	$93.9	$111.1	$132.6
Investment income	$44.3	$53.0	$62.9	$74.3	$87.7
Funds Held Expense	$(2.3)	$(2.1)	$(2.0)	$(1.9)	$(1.9)
Equity in Bermuda	$4.8	$5.9	$7.5	$9.2	$11.4
Trust preferred expense	$(11.9)	$(11.8)	$(11.7)	$(11.6)	$(11.4)
Corporate income, net	$(2.5)	$(1.0)	$(0.9)	$(0.4)	$0.3
Other	$3.3	$0.8	$0.2	$(0.8)	$(2.2)
Pre-tax income	$102.6	$124.4	$149.9	$179.7	$216.5
Average tax rate	33.2%	34.6%	34.6%	34.6%	34.6%
Net income	$68.5	$81.4	$98.1	$117.6	$141.6

Average share	23.2	23.2	23.2	23.2	23.2
Diluted EPS	$2.95	$3.50	$4.22	$5.06	$6.10
ROAE	20.2%	19.8%	19.8%	19.6%	19.6%
Loss & LAE	57.0%	59.0%	60.0%	61.0%	62.0%
Expense ratio	21.6%	20.2%	19.6%	18.9%	18.0%
Combined ratio	78.6%	79.2%	79.6%	79.9%	80.0%

Source: Sears management projections Case A-2

Old Case A-2

Leverage and Debt Capacity Data ($-millions)

	2007	2008	2009	2010	2011	2012
New issue assumptions
Common stock		—	—	—	—	—
New issue Trust preferred		$33.0	—	—	—	—
3 - mo. LIBOR + 3.3%		9.0%	—	—	—	—
Preferred expense		$1.9	—	—	—	—

Debt/Capital Leverage*
Debt & Trust Preferred	$101.0	$134.0	$134.0	$134.0	$134.0	$134.0
Pro forma ending equity	$309.4	$376.7	$457.0	$553.9	$670.3	$810.8
Total debt/total capitalization	24.6%	26.2%	22.7%	19.5%	16.7%	14.2%

Debt capacity
At 25% Debt/Cap.	$2.1	$-8.5	$18.3	$50.6	$89.4	$136.2
At 35% Debt/Cap.	$65.6	$68.8	$112.0	$164.2	$226.9	$302.5

Operating leverage ratios
GPW/Surplus		2.01	2.41	2.50	2.60	2.67
NPW/Surplus		0.99	1.19	1.24	1.29	1.32

	BCAR Ratio
Standard BCAR	189.2%	187.1%	183.5%	179.6%	176.8%
Wind BCAR			To Come
Wind/Terror BCAR

Benchmark for an “A-” rating is 160% standard and 130% stress BCAR.

* Assumes Sears’ common divided at $0.05 per share over the period

Management’s Case A-2.1

Slower growth case

Sears’ 2008-2012
Projections

Case A-2.1 (Slower Growth)

•	Assumes 10% premium growth
•	Note: Assumptions in red indicate a change from the Revised Case A-2
•	Case A-2.1	29 - 36
•	Revised Case A-2 minus Case A-2.1	37 - 40

Revised Case A-2.1

Assumptions

•                  Capital raised

•                  $33 million trust preferred raised in 2008

•                  8.23% assumed dividend rate

Premium growth rate	2008	2009	2010	2011	2012
Total Brokerage		10%	10%	10%	10%

QS ceding percentage to Bermuda Re
Brokerage	40%	25%	25%	25%	25%
Traditional programs	50%	50%	50%	50%	50%
Specialty programs	85%	85%	85%	85%	85%

Bermuda reimburement of CAT costs*	30%	30%	30%	30%	30%

*  Bermuda retains 30% of the retained CAT layer

Source: Sears management projections Case A-2.1

Revised Case A-2.1

Assumptions

Ceding commission ratios	2008	2009	2010	2011	2012
Brokerage - QS	36.0%	36.0%	36.0%	36.0%	36.0%
Traditional - QS to Bermuda Re	30.0%	30.0%	30.0%	30.0%	30.0%
Speciatly Program - QS to Bermuda Re	30.0%	30.0%	30.0%	30.0%	30.0%
Facultative	29.0%	29.0%	29.0%	29.0%	29.0%
Umbrella	30.0%	30.0%	30.0%	30.0%	30.0%
Boiler/machinery	30.0%	30.0%	30.0%	30.0%	30.0%

Excess cost as a percent of DWP
Facultative ceding %	0.3%	0.3%	0.3%	0.3%	0.3%
Umbrella ceding %	1.4%	1.4%	1.4%	1.4%	1.4%
Boiler/machinery ceding %	0.5%	0.5%	0.5%	0.5%	0.5%
Identity recovery ceding %	—	—	—	—	—
Retro ceding %	1.6%	1.6%	1.6%	1.6%	1.6%
Policy billing fees	0.4%	0.4%	0.4%	0.4%	0.4%
CAT premium % of brokerage DWP	3.4%	3.4%	3.4%	3.4%	3.4%
Traditional programs - excess costs	5.1%	5.1%	5.1%	5.1%	5.1%
Speciatly programs - excess costs	6.1%	6.1%	6.1%	6.1%	6.1%

Source: Sears management projections Case A-2.1

Revised Case A-2.1

Assumptions

CAT costs ($- millions)	2008	2009	2010	2011	2012
Total CAT costs - based upon comments etc	$24.1	$25.8	$28.4	$31.2	$34.3

Underwriting expense
Direct commission costs	16.0%	14.8%	16.2%	16.0%	16.3%
Incentive commission - current year	$2.0	$2.0	$2.2	$1.3	$5.8
Traditional programs commission	27.0%	27.0%	27.0%	27.0%	27.0%
Speciality programs commission	27.0%	27.0%	27.0%	27.0%	27.0%
Assumed Specialty commission	30.0%	30.0%	30.0%	30.0%	30.0%
BBT	3.0%	3.0%	3.0%	3.0%	3.0%
Renewal rights costs - ins ops	$0.3	$0.3	$0.3	$0.3	$0.3
Total operating expenses	$57.9	$64.3	$75.4	$82.3	$94.3
Total OUE	$66.6	$73.8	$79.2	$84.9	$93.4
Preserver OUE	$8.7	$9.6	$10.5	$11.6	$12.7
Sears parent- corporate expense	$1.3	$1.6	$2.0	$2.2	$2.4
OUE (oper less corp exp)	$56.6	$62.7	$66.7	$71.1	$78.3

*                            Bermuda US pays 30% of this amount.

Source: Sears management projections Case A-2.1

Revised Case A-2.1

Assumptions

TRM assumptions ($-millions)	2008	2009	2010	2011	2012
Reinsurance commission rate - regular	36.0%	36.0%	36.0%	36.0%	36.0%
Reinsur commission rate - State Nat’l	35.0%	36.0%	36.0%	36.0%	36.0%
Issuing carrier fees	6.0%	5.0%	5.0%	5.0%	5.0%
Producer’s commiss - Berm US book	15.6%	15.6%	15.6%	15.6%	15.6%
Producer’s commissions - State Nat’l	16.5%	16.5%	16.5%	16.5%	16.5%
BBT	3.0%	2.8%	2.8%	2.8%	2.8%
OUE % prems placed	5.0%	4.5%	4.5%	4.5%	4.5%
Excess costs on business	1.6%	1.6%	1.6%	1.6%	1.6%
Excess costs on business - State Nat’l	1.6%	1.6%	1.6%	1.6%	1.6%
Aggregate XOL rate	4.3%	4.3%	4.3%	4.3%	4.3%
Claims handling income	$0.5
Intermediary fee income	$0.9	$1.1	$1.4	$1.6	$2.0
Investment income	$0.3	$0.8	$0.8	$1.0	$1.3
Tax rate	35.0%	35.0%	35.0%	35.0%	35.0%

Other
Bermuda equity pickup	$4.8	$5.9	$7.5	$9.2	$11.4
Sears’ trust preferred costs	$9.1	$11.6	$11.5	$11.5	$11.4
Sears’ tax rate	35.0%	35.0%	35.0%	35.0%	35.0%

Trust preferred capital raise	$33.0	—	—	—	—
Sears’ shares outstanding (millions)	23.2	23.2	23.2	23.2	23.2

Source: Sears management projections Case A-2.1

Revised Case A-2.1

Premium Data ($-millions)

	2008	2009	2010	2011	2012
Brokerage - Sears Only	$472.8	$520.1	$572.1	$629.4	$692.3
Traditional Programs	$30.0	$33.0	$36.3	$39.9	$43.9
Specialty Programs	$180.0	$198.0	$217.8	$239.6	$263.5
	$682.8	$751.1	$826.2	$908.9	$999.8

Preserver	$91.7	$100.9	$111.0	$122.1	$134.3
State National IC - fronting brokerage	$10.5	$11.6	$12.7	$14.0	$15.4
State National IC - fronting programs	—	—	—	—	—
Bermuda US thru TRM	$125.0	$137.5	$151.3	$166.4	$183.0
Total Premiums: Sears/Preserver & Bermuda US	$910.1	$1,001.1	$1,101.2	$1,211.3	$1,332.4

Total Brokerage	$700.1	$770.1	$847.1	$931.8	$1,024.9
Growth rate		10.0%	10.0%	10.0%	10.0%

Source: Sears management projections Case A-2.1

Revised Case A-2.1

Income Statement Data ($-millions)

	2008	2009	2010	2011	2012
Common equity raised	—	—	—	—	—
Assumed stock net issue price	—	—	—	—	—
Common shares	—	—	—	—	—
Trust preferred @ LIBOR + 4.0%	$33.0	—	—	—	—
Bermuda preferred	—	—	—	—	—

($-millions)	2008	2009	2010	2011	2012
Gross premiums	$672.6	$739.5	$813.2	$894.2	$983.3
Net written premiums	$329.4	$450.5	$495.7	$545.5	$600.3
Net earned premiums	$302.5	$387.7	$472.0	$519.4	$571.5
Sears’ underwriting income	$50.6	$55.8	$57.4	$57.9	$57.9
TRM underwriting income	$14.7	$19.1	$21.1	$23.3	$25.8
Underwriting income	$65.3	$74.9	$78.5	$81.3	$83.7
Investment income	$42.9	$53.1	$63.5	$73.2	$82.1
Funds Held Expense	$(2.0)	$(1.9)	$(1.9)	$(1.8)	$(1.7)
Equity in Bermuda	$4.8	$5.9	$7.5	$9.2	$11.4
Trust preferred expense	$(9.1)	$(11.6)	$(11.5)	$(11.5)	$(11.4)
Corporate income, net	$0.8	$0.3	$(0.1)	$(0.4)	$(0.7)
Pre-tax income	$102.6	$120.6	$136.0	$150.0	$163.5
Average tax rate	33.2%	34.6%	34.6%	34.6%	34.6%
Net income	$68.5	$78.9	$89.0	$98.2	$106.9
Bermuda preferred dividends	—	—	—	—	—
Average share	23.2	23.2	23.2	23.2	23.2
Diluted EPS	$2.95	$3.40	$3.83	$4.22	$4.60

ROAE	20.2%	19.3%	18.2%	17.0%	15.8%

Loss & LAE	57.0%	57.5%	58.5%	59.5%	60.5%

Expense ratio	21.4%	23.2%	24.9%	24.8%	24.9%
Combined ratio	78.4%	80.7%	83.4%	84.3%	85.4%

Source: Sears management projections Case A-2.1

Revised Case A-2.1

Leverage and Debt Capacity Data  ($-millions)

	2007	2008	2009	2010	2011	2012
New issue assumptions
Common stock		—	—	—	—	—
New issue Trust preferred		$33.0	—	—	—	—
3 - mo. LIBOR + 4.0%		8.2%	—	—	—	—
Preferred expense		$2.7	—	—	—	—

Debt/Capital Leverage*
Debt & Trust Preferred	$101.0	$134.0	$134.0	$134.0	$134.0	$134.0
Pro forma ending equity	$309.4	$371.9	$446.2	$530.6	$624.1	$726.4
Total Capitalization	$410.4	$505.9	$580.3	$664.6	$758.1	$860.5
Total debt/total capitalization	24.6%	26.5%	23.1%	20.2%	17.7%	15.6%

Debt capacity
At 25% Debt/Cap.	$2.1	$-10.1	$14.7	$42.8	$74.0	$108.1
At 30% Debt/Cap.	$31.6	$25.3	$57.2	$93.4	$133.4	$177.3

Operating leverage ratios
GPW/Surplus		1.95	1.91	1.84	1.76	1.71
NPW/Surplus		0.96	1.17	1.12	1.07	1.04

	BCAR Ratio
Standard BCAR	194.5%	191.5%	188.8%	188.4%	190.0%
Wind BCAR	To Come
Wind/Terror BCAR

Benchmark for an “A-” rating is 160% standard and 130% stress BCAR.

*      Assumes Sears’ common divided at $0.05 per share over the period

Revised Case A-2 minus Case A-2.1

Sears’ 2008-2012
Projections

Revised Case A-2 vs Case A-2.1

Comparison of Revised Case A-2 to Case A-2.1 (slower growth)

Revised Case A-2 Versus Case A-2.1

Premium Data ($-millions)

	2008	2009	2010	2011	2012
Brokerage - Sears Only	—	$47.3	$108.8	$187.7	$288.2
Traditional Programs	—	$3.0	$6.9	$11.9	$18.3
Specialty Programs	—	$18.0	$41.4	$71.5	$109.7
	—	$68.3	$157.1	$271.1	$416.2

Preserver	—	$9.2	$21.1	$36.4	$55.9
State National IC - fronting brokerage	—	$1.1	$2.4	$4.2	$6.4
State National IC - fronting programs	—	—	—	—	—
Bermuda US thru TRM	—	$12.5	$28.8	$49.6	$76.2
Total Premiums: Sears/Preserver & Bermuda US	—	$91.0	$209.3	$361.3	$554.7

Total Brokerage	—	$70.0	$161.0	$277.9	$426.7
Growth rate
Case A-2 revised		20.0%	20.0%	20.0%	20.0%
Case A-2.1 Slow Growth		10.0%	10.0%	10.0%	10.0%

Revised Case A-2 Versus Case A-2.1

Income Statement Data ($-millions)

	2008	2009	2010	2011	2012
Common equity raised	—	—	—	—	—
Assumed stock net issue price	—	—	—	—	—
Common shares	—	—	—	—	—
Trust preferred @ LIBOR + 4.0%	$33.0	—	—	—	—
Bermuda preferred	—	—	—	—	—

($-millions)	2008	2009	2010	2011	2012
Gross premiums	—	$67.0	$154.0	$265.8	$408.1
Net written premiums	—	$(56.7)	$(22.8)	$22.4	$81.7
Net earned premiums	—	$(28.8)	$(41.0)	$(1.8)	$50.0
Sears’ underwriting income	—	$2.9	$9.5	$21.0	$36.9
TRM underwriting income	—	$1.6	$3.8	$6.5	$10.0
Underwriting income	—	$4.5	$13.3	$27.5	$46.8
Investment income	—	$(0.5)	$(1.1)	$0.5	$4.5
Funds Held Expense	—	—	—	—	—
Equity in Bermuda	—	—	—	—	—
Trust preferred expense	—	—	—	—	—
Corporate income, net	—	—	—	—	—
Pre-tax income	—	$4.0	$12.2	$27.9	$51.4
Average tax rate	—	—	—	—	—
Net income	—	$2.6	$8.0	$18.3	$33.6
Average share	—	—	—	—	—
Diluted EPS	—	$0.11	$0.34	$0.79	$1.45
ROAE
Revised A-2	20.2%	19.9%	19.6%	19.5%	19.5%
A-2.1	20.2%	19.3%	18.2%	17.0%	15.8%

Loss & LAE	0.0%	0.0%	0.0%	0.0%	0.0%
Expense ratio *	0.0%	-2.8%	-4.7%	-5.4%	-6.4%
Combined ratio	0.0%	-2.8%	-4.7%	-5.4%	-6.4%

*                            Indicated an expense ratio increase from Revised Case A-2 to Case A-2.1

Revised Case A-2 Versus Case A-2.1

Leverage and Debt Capacity Data ($-millions)

	2007	2008	2009	2010	2011	2012
New issue assumptions
Common stock		—	—	—	—	—
New issue Trust preferred		No change	—	—	—	—
3 - mo. LIBOR + 4.0%		No change	—	—	—	—
Preferred expense		No change	—	—	—	—

Debt/Capital Leverage*
Debt & Trust Preferred	—	—	—	—	—	—
Pro forma ending equity	—	—	$2.6	$10.6	$28.9	$62.5
Total Capitalization	—	$0.0	$2.6	$10.6	$28.9	$62.5
Total debt/total capitalization	—	—	-0.1%	-0.3%	-0.6%	-1.1%

Debt capacity
At 25% Debt/Cap.	$0.0	$0.0	$0.9	$3.5	$9.6	$20.8
At 30% Debt/Cap.	$0.0	$0.0	$1.1	$4.5	$12.4	$26.8

Operating leverage ratios
GPW/Surplus		—	—	—	—	—
NPW/Surplus		—	—	—	—	—

	BCAR Ratio
Standard BCAR	0.0%	-1.1%	-3.3%	-6.7%	-10.9%
Wind BCAR	To Come
Wind/Terror BCAR

Benchmark for an “A-” rating is 160% standard and 130% stress BCAR.

*         Assumes Sears’ common divided at $0.05 per share over the period